UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2009

___________________

Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

__________________

Virginia	0-9881	54-1162807

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (540) 984-4141

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement

On December 22, 2009, the Company amended the $52 million Delayed Draw Term Loan (the “Facility”) from CoBank that the Company had entered into in October 2008.  This amendment extends the time period over which the Company may make draws on the facility through December 31, 2010 from the original date of December 31, 2009.  The amendment also delays the beginning of the repayment period by one year, thereby shortening the repayment period from six years to five years.  The outstanding balance under the Facility as of December 31, 2010, will be repaid in 20 equal quarterly installments commencing March 31, 2011.  All other terms of the Facility remain unchanged.

A copy of the document underlying this Amendment to the Facility is attached as Exhibit 10.41.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits

10.41	Second Agreement Regarding Amendments to Loan Documents and Consent to the Master Loan Agreement dated as of November 30, 2004, between CoBank, ACB and Shenandoah Telecommunications Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

(Registrant)

December 23, 2009	/S/ Adele M. Skolits
Adele M. Skolits
Vice President - Finance and
Chief Financial Officer
(Duly Authorized Officer)

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